Exhibit 10.2
Published CUSIP Number: 15231JAE7
FIRST AMENDMENT TO CREDIT AGREEMENT
Dated as of May 25, 2006
among
CENTEX CORPORATION,
Borrower
BANK OF AMERICA, N.A.,
Administrative Agent
and
THE LENDERS NAMED HEREIN,
Lenders
$2,025,000,000
JPMORGAN CHASE BANK, N.A.
and
THE ROYAL BANK OF SCOTLAND PLC,
Co-Syndication Agents
CITICORP NORTH AMERICA, INC.,
Documentation Agent
BNP PARIBAS,
CALYON NEW YORK BRANCH,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
and
BARCLAYS BANK PLC
Senior Managing Agents
SUNTRUST BANK,
WACHOVIA BANK, NATIONAL ASSOCIATION,
and
LLOYDS TSB BANK PLC,
Managing Agents
BANC OF AMERICA SECURITIES LLC,
Sole Lead Arranger and Sole Book Manager

FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of May 25, 2006, by and among CENTEX CORPORATION, a Nevada corporation (“Borrower”), each Lender (defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent.
R E C I T A L S
     A. Reference is hereby made to that certain Credit Agreement dated as of July 1, 2005, executed by Borrower, the Lenders party thereto (“Existing Lenders”), and Administrative Agent (as amended, the “Credit Agreement”).
     B. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.
     C. Borrower, Administrative Agent, and Lenders desire to (a) increase the amount of the Total Commitment by (i) adding the new Lenders set forth on Schedule 2.1 hereto (“New Lenders;” Existing Lenders and New Lenders are collectively called “Lenders”) as Lenders in accordance with Section 2.2 of the Credit Agreement, and (ii) having certain Existing Lenders increase their Commitment in accordance with Section 2.2 of the Credit Agreement, and (b) otherwise modify certain provisions contained in the Credit Agreement, in each case subject to the terms and conditions set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendments to the Credit Agreement.
     (a) Recital A. is hereby deleted in its entirety and replaced with the following:
     A. Borrower has requested that Lenders extend credit to Borrower in the form of this Agreement, providing for, among other things, a revolving credit facility in the aggregate principal amount of up to $2,025,000,000 (subject to increases as further provided herein).
     (b) Section 1.1 is hereby amended to delete the definitions of “Applicable Lending Office,” “Debt,” “Excluded Subsidiary,” “Fee Letter,” “Letter of Credit Sublimit,” “Performance Letter of Credit,” and “Total Commitment” in their entirety and replace such definitions with the following:
     “Applicable Lending Office” means (a) as to Administrative Agent, Administrative Agent’s address and, as appropriate, account as set forth on Schedule 2.2, or such other address or account as Administrative Agent may from time to time notify to Borrower, each L/C Issuer, and the Lenders, and (b) as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.
     Debt means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person for money borrowed; (b) all liabilities, obligations, and indebtedness of such Person which is evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person, and obligations of such Person under any title retention agreement

(but excluding trade accounts payable arising in the ordinary course of business that are not past-due for more than ninety (90) days); (e) all Contingent Obligations of such Person; (f) all obligations of the type referred to in clauses (a) and (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); (g) the face amount of all letters of credit and banker’s acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; (h) all Stock of such Person subject to repurchase or redemption by such Person other than at the sole option of such Person; (i) all obligations of such Person to purchase Stock (or other property) which arise out of or in connection with the sale by such Person of the same or substantially similar Stock (or property); (j) net obligations of such Person arising under Financial Hedges entered into by such Person as determined in accordance with GAAP; and (k) to the extent not otherwise included in clauses (a) through (j) preceding, such Person’s pro rata share of the “Debt” (i.e., the obligations and liabilities under clauses (a) through (j) preceding) of any Homebuilding Joint Venture (based on such Person’s ownership interest in such Homebuilding Joint Venture).
     Excluded Subsidiary means any Unrestricted Subsidiary that has a continuing default or event of default under any Debt in excess of the Threshold Amount at any time.
     Fee Letter means that certain letter agreement dated April 3, 2006, among Administrative Agent, Arranger, and Borrower, as amended.
     Letter of Credit Sublimit means an amount equal to $775,000,000, unless the Letter of Credit Sublimit is increased pursuant to Section 2.5(k). The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.
     Performance Letter of Credit means any letter of credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid, and performance bonds; or (d) to secure refund or advance payments on contractual obligations where default of a performance-related contract has occurred; provided that, for purposes of Section 5.5, a Letter of Credit issued hereunder shall not be deemed to be a Performance Letter of Credit if the applicable L/C Issuer would not be permitted to characterize such Letter of Credit as a “performance letter of credit” for regulatory or capital requirement purposes.
     Total Commitment means, on any date of determination, the sum of all Commitments for all Lenders (as the same may have been reduced, increased, or canceled in accordance with this Agreement) then in effect, which sum shall not exceed $2,025,000,000 unless the Total Commitment is increased pursuant to Section 2.2(b).
     (c) Section 1.1 is hereby amended to add the following definitions of “Administrative Questionnaire,” “Homebuilding Joint Venture,” and “Threshold Amount” in the appropriate alphabetical order:
     Administrative Questionnaire means an Administrative Questionnaire in a form supplied by Administrative Agent.

     “Homebuilding Joint Venture” means any Person (a) that was formed for and is engaged in the acquisition and development of real property for residential homebuilding purposes, as a joint venture, partnership, or similar enterprise, involving a Restricted Company and one or more third parties, (b) in which any Restricted Company holds an ownership interest, and (c) that is not a Subsidiary of such Restricted Company.
     Threshold Amount means $30,000,000.
     (d) Section 2.2(b) is hereby deleted in its entirety and replaced with the following:
     (b) At any time after the Closing Date through the date that is one (1) year prior to the Termination Date, Administrative Agent may, from time to time at the request of Borrower, increase the Total Commitment by (i) admitting additional Lenders hereunder (each a “Subsequent Lender”), or (ii) increasing the Commitment of any Lender (each an “Increasing Lender”), subject to the following conditions:
     (A) each Subsequent Lender is an Eligible Assignee;
     (B) Borrower executes (i) a new Note payable to the order of a Subsequent Lender, if requested, or (ii) a replacement Note payable to the order of an Increasing Lender if such Increasing Lender previously received a Note;
     (C) each Subsequent Lender executes and delivers to Administrative Agent a Joinder Agreement in the form of Exhibit F;
     (D) each Increasing Lender executes and delivers to Administrative Agent an increase certificate substantially in the form of Exhibit G;
     (E) after giving effect to the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, the Total Commitment does not exceed $2,750,000,000 less the amount of any previous reductions pursuant to Section 2.3;
     (F) each increase in the Total Commitment shall be in the amount of $10,000,000 or a greater integral multiple of $500,000;
     (G) no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without the written consent of such Lender;
     (H) no Potential Default or Event of Default exists or would occur after giving effect to such increase;
     (I) no Lender shall be an Increasing Lender without the written consent of such Lender; and
     (J) the amount of all increases in the Total Commitment pursuant to this Section 2.2 shall not exceed $725,000,000 in the aggregate.
     After the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, Administrative Agent shall promptly provide to each Lender and to Borrower a new Schedule 2.1 to this Agreement. In the event that there are any Borrowings outstanding after giving effect to an increase in the Total Commitment pursuant to this Section 2.2, upon notice from Administrative Agent to each Lender, the amount of such Borrowings owing to each Lender shall be appropriately adjusted to reflect the new Pro Rata Parts of Lenders, and Borrower shall pay any Consequential Losses associated therewith pursuant to Section 4.5.
     (e) Section 2.5(j) is hereby deleted in its entirety and replaced with the following:
     (j) L/C Issuer Reporting Requirements. Each L/C Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, indicating whether any such Letter of Credit is a Performance Letter of Credit and showing the aggregate amount (if any) payable by Borrower to such L/C Issuer during such month pursuant to Section 5.5. Promptly after the receipt of such schedule from each L/C Issuer, Administrative Agent shall provide to Lenders a summary of such schedules.
     (f) Section 5.5 is hereby deleted in its entirety and replaced with the following:
     5.5. Letter of Credit Fees. Borrower shall pay to Administrative Agent for the ratable account of Lenders a Letter of Credit fee for each outstanding Letter of Credit equal to a rate per annum equal to the product of (a) either (i) with respect to a Letter of Credit that is not a Performance Letter of Credit, the Applicable Margin for Eurodollar Borrowings minus 0.10%, or (ii) with respect to a Letter of Credit that is a Performance Letter of Credit, (A) the product of the Applicable Margin for Eurodollar Borrowings times seventy-five percent (75%), minus (B) 0.10%, times (b) the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such Letter of Credit fees shall accrue and be computed on a quarterly basis in arrears, and shall be due and payable (a) on the fifteenth (15th) day after the last day of each March, June, September, and December for fees accrued through the last day of the preceding quarter, (b) on the Letter of Credit Expiration Date, and (c) thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
     (g) Section 7.7 is hereby deleted in its entirety and replaced with the following:
     7.7 Litigation, Claims, Investigations. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of the Threshold Amount (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of the Threshold Amount or more which is not either (a) stayed on appeal, or (b) being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or, to the best knowledge of Borrower, threatened against any Company which is reasonably likely to be determined adversely and, if so adversely determined, could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could be a Material Adverse Event.
     (h) Section 7.10 is hereby deleted in its entirety and replaced with the following:
     7.10 Employee Benefit Plans. (a) No Employee Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA and Section 412 of the Tax Code, (b) neither Borrower nor any ERISA Affiliate has incurred a liability which is currently due and remains unpaid under Title IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Tax Code), and (e) no Reportable Event has occurred which is reasonably likely to result in the termination of an Employee Plan, if such accumulated funding deficiency, liability, withdrawal, prohibited transaction, or Reportable Event is reasonably likely to result individually or in the aggregate in liability on the part of Borrower in excess of the Threshold Amount. The present value of all benefit liabilities within the meaning of Title IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee Plan) did not, as of the last annual valuation date for the most recent plan year of such Employee Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of Title IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Employee Plan) did not, as of the respective annual valuation dates for the most recent plan year of each such Plan, exceed the value of the assets of all such Employee Plans.
     (i) Section 8.3(d) is hereby deleted in its entirety and replaced with the following:
     (d) Notices of Litigation, Defaults, Etc. Notice, promptly after Borrower knows or has reason to know of (i) the existence and status of any Litigation which is reasonably likely to be determined adversely and, if so adversely determined, could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of the Threshold Amount, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of the Threshold Amount or more, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Potential Default or Event of Default specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto; provided, however, that Borrower shall have no obligation to notify Administrative Agent or Lenders of a Potential Default under Section 9.12 unless Borrower has actual knowledge of such Potential Default and such Potential Default has continued, or Borrower reasonably expects such Potential Default to continue, for a period of five (5) consecutive days, (iv) the receipt by any Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization which any Company is required to hold in order to operate its business in compliance with all Legal Requirements, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not be a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Company which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operations of the Companies taken as a whole, (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could, individually or collectively with other such violations or allegations, reasonably be expected to be a Material Adverse Event, or

     (vii) (A) the occurrence of a Reportable Event that, alone or together with any other Reportable Event, could reasonably be expected to result in liability of any Company to the PBGC in an aggregate amount exceeding the Threshold Amount; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower’s or an ERISA Affiliate’s becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or (D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding the Threshold Amount or of the impending termination or reorganization of such Multiemployer Plan.
     (j) Section 8.3(f) is hereby deleted in its entirety and replaced with the following:
     (f) SEC Filings. Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K and Form 10-Q filed by or on behalf of Borrower with the Securities and Exchange Commission.
     (k) Section 8.12 is hereby deleted in its entirety and replaced with the following:
     8.12 Designation of Unrestricted Subsidiaries
     (a) Borrower shall have the option of designating any Restricted Subsidiary as an Unrestricted Subsidiary by giving prior written notice to the Administrative Agent and Lenders (as provided in the next sentence), provided that (i) such designation does not result in an Event of Default or a Potential Default, and (ii) the aggregate of (x) the Recourse Debt of such Restricted Subsidiary (determined as at the date of such designation), and (y) the aggregate Recourse Debt of all other Subsidiaries of Borrower, if any, which Borrower has previously designated as Unrestricted Subsidiaries (determined for each such other Subsidiary as at the date of designation of the new Unrestricted Subsidiary and determined for all such Subsidiaries (including the new Unrestricted Subsidiary) on a consolidated basis in accordance with GAAP) does not exceed the greater of (a) twenty-five percent (25%) of Consolidated Debt (determined as at the date of such designation) excluding the Restricted Subsidiary to be so designated, or (b) $500,000,000. Each notice of designation delivered pursuant to the preceding sentence shall be accompanied by the following documents, each certified by a Responsible Officer of Borrower and setting forth the relevant financial information as at a specified date not earlier than ten (10) days before the effective date of such designation: (X) a statement showing, in reasonable detail, the Tangible Net Worth, the total Debt, and the total assets of each Restricted Subsidiary the subject of such notice of designation; and (Y) a Compliance Certificate showing comparative figures for Borrower and the Restricted Subsidiaries before and after giving effect to such notice of designation and a statement demonstrating, in reasonable detail, compliance with clause (ii) of the first sentence of this Section 8.12(a). Any attempted designation by Borrower of a Restricted Subsidiary as an Unrestricted Subsidiary other than in compliance with the limitations contained in this Section 8.12(a) shall be ineffective as fully as if such attempted designation had never occurred.
     (b) Borrower shall have the option of designating any newly formed or acquired Subsidiary as an Unrestricted Subsidiary so long as such designation complies with the requirements of the proviso in the first sentence of Section 8.12(a) and Administrative Agent receives a list of newly formed or acquired Unrestricted Subsidiaries in connection with the delivery of each Compliance Certificate delivered to Administrative Agent pursuant to Section 8.3, which Compliance Certificate shall contain a statement that Borrower is in compliance with clause (ii) of the first sentence of Section 8.12(a) (for such purpose the reference to “Restricted Subsidiary” in clause (ii) of the first sentence of Section 8.12(a) shall be deemed to read “newly formed or acquired Subsidiary”).
     (c) If, as of any date, the aggregate Recourse Debt of the Unrestricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) exceeds the greater of (a) twenty-five percent (25%) of Consolidated Debt as of such date or (b) $500,000,000, then Borrower shall designate an Unrestricted Subsidiary or Subsidiaries to be a Restricted Subsidiary such that the aggregate Recourse Debt of the remaining Unrestricted Subsidiaries does not exceed the greater of (a) twenty-five percent (25%) of Consolidated Debt (including the newly designated Restricted Subsidiary), or (b) $500,000,000. Borrower shall notify Administrative Agent and Lenders of any such designation not later than ten (10) days after the requirement to make such designation arises pursuant to the preceding sentence, accompanied by the following documents, each certified by a Responsible Officer of Borrower and setting forth the relevant financial information as at a specified date not earlier than ten (10) days before the effective date of such designation: (X) a statement showing, in reasonable detail, the Tangible Net Worth, the total Debt, and the total assets of the Subsidiary to be designated a Restricted Subsidiary, and (Y) a Compliance Certificate showing comparative figures for Borrower and the Restricted Subsidiaries before and after giving effect to such notice of designation and a statement demonstrating, in reasonable detail, compliance with this Section 8.12(c).
     (l) Section 9.1 is hereby deleted in its entirety and replaced with the following:
     9.1 Employee Benefit Plans. Borrower shall not, and shall not permit any ERISA Affiliate to, directly or indirectly, engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Tax Code), and the Companies and their respective ERISA Affiliates shall not, directly or indirectly, (a) incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to Title IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding, or withdrawal would result individually or in the aggregate in liability on the part of Borrower in excess of the Threshold Amount.
     (m) Section 9.2(b)(ii) is hereby deleted in its entirety and replaced with the following:
     (ii) good-faith Liens (including deposits) made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens or deposits arise in the ordinary course of business of the Restricted Companies;
     (n) Section 9.2(b)(xii) is hereby deleted in its entirety and replaced with the following:
     (xii) other Liens securing Debt or other obligations not to exceed in the aggregate for all such Liens the sum of $200,000,000; and
     (o) Section 9.12(a) is hereby deleted in its entirety and replaced with the following:

     (a) Leverage Ratio. Borrower shall not permit the Leverage Ratio (expressed as a percent), as of the last day of any fiscal quarter of Borrower, to be greater than sixty percent (60%).
     (p) Section 10.4 is hereby deleted in its entirety and replaced with the following:
     10.4 Judgments and Attachments. Any Restricted Company fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of the Threshold Amount (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Restricted Company’s assets having a value (individually or collectively) of the Threshold Amount, in each case, which is not stayed on appeal.
     (q) Section 10.5 is hereby deleted in its entirety and replaced with the following:
     10.5 Government Action.
               (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the United States Justice Department, seeking to cause any Restricted Company to divest assets with a fair market value in excess of the Threshold Amount, pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Legal Requirements; or
               (b) Any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of, the assets of any Restricted Company with a fair market value in excess of the Threshold Amount.
     (r) Section 10.8 is hereby deleted in its entirety and replaced with the following:
     10.8 Default Under Other Debt and Agreements.
     (a) Any Restricted Company fails to make any payments when due (after lapse of any applicable grace periods) with respect to any Debt of such Restricted Company (other than the Obligation) in excess (individually or collectively) of the Threshold Amount; and
     (b) Any default exists under any agreement (other than the Loan Documents) to which any Restricted Company is a party, which has not been waived by the parties thereto, the effect of which has been to cause, or to permit any Person to cause, an amount of Debt of such Restricted Company in excess (individually or collectively) of the Threshold Amount to become due and payable by such Restricted Company (whether by acceleration or by its terms).
     (s) Section 10.9 is hereby deleted in its entirety and replaced with the following:
     10.9 Employee Benefit Plans.
     (a) A “Reportable Event” or “Reportable Events,” or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Tax Code), shall have occurred with respect to any Employee Plan or Plans that is reasonably expected to result in liability of Borrower to the PBGC or to an Employee Plan in an aggregate amount exceeding the Threshold Amount; or

     (b) Borrower or any ERISA Affiliate has provided to any affected party a sixty (60) day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with Section 4041(c) of ERISA if the liability reasonably expected to be incurred as a result of such termination will exceed the Threshold Amount; or
     (c) A trustee shall be appointed by a United States district court to administer any such Employee Plan pursuant to Section 4042(b) of ERISA; or
     (d) The PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan if such termination proceeding is reasonably expected to result in liability on the part of Borrower in excess of the Threshold Amount; or
     (e) (i) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of Section 4201 of ERISA) to such Multiemployer Plan, (ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds the Threshold Amount; or
     (f) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding the Threshold Amount.
     (t) Section 13.3 is hereby deleted in its entirety and replaced with the following:
     13.3 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to Borrower, Administrative Agent, or Bank of America, N.A., as an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 2.2; and
     (ii) if to any other L/C Issuer or Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Section 2 if such Lender or L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any Agent Related Person (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of Borrower, Administrative Agent, and any L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, and each L/C Issuer. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
     (e) Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, each L/C Issuer and Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, each L/C Issuer, each Lender and each Agent Related Person of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.
     (u) The Credit Agreement is hereby amended to add the following new Section 13.18:
     13.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.
     (v) Schedule 2.1 is hereby deleted in its entirety and replaced with Schedule 2.1 attached hereto.
     (w) Schedule 2.2 is hereby added in the form of Schedule 2.2 attached hereto.
     (x) Exhibit F is hereby added in the form of Exhibit F attached hereto.
     (y) Exhibit G is hereby added in the form of Exhibit G attached hereto.
     2. Lenders and Commitments.
     (a) The Lenders hereby agree that, as of the date hereof, each Lender’s Commitment is as set forth on Schedule 2.1 attached hereto.
     (b) By their execution of this Amendment, each New Lender is hereby admitted as a Lender pursuant to Section 2.2 of the Credit Agreement and each New Lender’s signature page to this Amendment shall be deemed to be its signature page to the Credit Agreement.
     (c) By their execution of this Amendment, each Existing Lender that is an Increasing Lender pursuant to Section 2.2 hereby acknowledges and agrees to the increase in its Commitment set forth on Schedule 2.1 attached hereto.
     3. Amendments to Credit Agreement and Other Loan Documents.
     (a) All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement as modified and amended by this Agreement, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.
     (b) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.
     4. Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Agreement, (b) ratifies and confirms that all guaranties and assurances, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Agreement and continue to guarantee and assure full payment and performance of the present and future Obligation, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, preserve and protect those guaranties and assurances.
     5. Representations. Borrower represents and warrants to Lenders that as of the date of this Agreement: (a) this Agreement has been duly authorized, executed, and delivered by Borrower; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance of this Agreement other than the reporting and filing of this Agreement pursuant to Legal Requirements regarding securities; (c) the Loan Documents, as amended by this Agreement, are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity; (d) the execution, delivery, and performance of this Agreement does not require the consent of any other Person and do not and will not constitute a violation of any Legal Requirements, order of any Governmental Authority, or material agreements to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects on and as of the date of this Agreement, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) both before and after giving effect to this Agreement, no Potential Default or Event of Default exists.
     6. Conditions. This Agreement shall not be effective unless and until:
     (a) this Agreement is executed by Borrower, Administrative Agent, and Required Lenders; provided that the amendment to the definition of “Performance Letter of Credit” and the amendment set forth in Section 1(f) above shall not be effective unless and until this Amendment is executed by Borrower, Administrative Agent, and each Lender under the Credit Agreement;
     (b) the representations and warranties in this Agreement are true and correct in all material respects on and as of the date of this Agreement, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and
     (c) both before and after giving effect to this Agreement, no Default or Event of Default exists;
     (d) Administrative Agent shall have received a Note payable to the order of each New Lender that requests a Note, executed by Borrower in the amount of such New Lender’s respective Commitment as set forth on Schedule 2.1 attached hereto;
     (e) Administrative Agent shall have received a replacement Note payable to each Increasing Lender, executed by Borrower in the amount of such Increasing Lender’s respective Commitment as set forth on Schedule 2.1 attached hereto;
     (f) Administrative Agent receives a certificate executed by Responsible Officer of Borrower certifying (i) the name of each of its officers who are authorized to sign this Amendment and the other documents executed in connection herewith, (ii) a true and correct copy of the Resolutions of Borrower that authorize the execution, delivery, and performance of this Amendment and the other documents executed in connection herewith, and (iii) that the articles or certificate of incorporation, bylaws, and other Constituent Documents of Borrower have not been amended since July 1, 2005, and that the same are still in effect;
     (g) Administrative Agent receives an opinion of counsel of Borrower in form and substance acceptable to Administrative Agent; and
     (h) Borrower shall have paid Administrative Agent all fees required to be paid by Borrower under the Loan Documents (including the Fee Letter).
     7. Continued Effect. Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     8. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Agreement shall be construed — and its performance enforced — under Texas law, (d) if any part of this Agreement is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.
     9. Parties. This Agreement binds and inures to each of the parties hereto and their respective successors and permitted assigns.
     10. Entireties. The Credit Agreement and the other Loan Documents, as amended by this Agreement, represent the final agreement between the parties about the subject matter of the Credit Agreement and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
[Remainder of Page Intentionally Left Blank; Signature Pages to Follow.]

     EXECUTED as of the first date written above.

CENTEX CORPORATION,
as Borrower

By:	/S/ Gail M. Peck

	Name:	Gail M. Peck
	Title:	VP & Treasurer
Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/S/ Mark W. Lariviere

	Name:	Mark W. Lariviere
	Title:	Senior Vice President
Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

BANK OF AMERICA, N.A.,
as an L/C Issuer and as a Lender

By:	/S/ Mark W. Lariviere

	Name:	Mark W. Lariviere
	Title:	Senior Vice President
Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

JPMORGAN CHASE BANK, N.A.
as Co-Syndication Agent, as an L/C Issuer, and as a
Lender

By:	/S/ David L. Howard

	Name:	David L. Howard
	Title:	Vice President
Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

THE ROYAL BANK OF SCOTLAND PLC,
as Co-Syndication Agent and as a Lender

By:	/S/ David Apps

	Name:	David Apps
	Title:	Managing Director
Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

CITICORP NORTH AMERICA, INC.,
as Co-Documentation Agent and as a Lender

By:	/S/ Niraj R. Shah

	Name:	Niraj R. Shah
	Title:	Vice President
Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

BNP PARIBAS,
as a Senior Managing Agent, as an L/C Issuer, and as
a Lender

By:	/S/ Shayn March

	Name:	Shayn March
	Title:	Director

By:	/S/ Angela B. Arnold

	Name:	Angela B. Arnold
	Title:	Director
Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

CALYON NEW YORK BRANCH, as a Senior Managing Agent and as a Lender
By:	/S/ Samuel L. Hill
	Name:	Samuel L. Hill
	Title:	Managing Director

By:	/S/ David Cagle
	Name:	David Cagle
	Title:	Managing Director

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

SUNTRUST BANK, as a Managing Agent, as an L/C Issuer, and as a Lender
By:	/S/ W. John Wendler
	Name:	W. John Wendler
	Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Senior Managing Agent and as a Lender
By:	/S/ D. Barnell
	Name:	D. Barnell
	Title:	V.P. & Manager

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

LLOYDS TSB BANK PLC, as a Managing Agent and as a Lender
By:	/S/ Candi Obrentz
	Name:	Candi Obrentz
	Title:	AVP-Financial Institutions

By:	/S/ Matthew Tuck
	Name:	Matthew Tuck
	Title:	VP – Financial Institutions

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

WACHOVIA BANK, NATIONAL ASSOCIATION, as Managing Agent and a Lender
By:	/S/ Timothy S. Blake
	Name:	Timothy S. Blake
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

COMERICA BANK, as an L/C Issuer and as a Lender
By:	/S/ Casey L. Ostrander
	Name:	Casey L. Ostrander
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

WASHINGTON MUTUAL BANK, FA, as a Lender
By:	/S/ Brad Johnson
	Name:	Brad Johnson
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

BARCLAYS BANK PLC, as Senior Managing Agent and a Lender
By:	/S/ David Barton
	Name:	David Barton
	Title:	Associate Director

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/S/ Douglas G. Paul
	Name:	Douglas G. Paul
	Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

UBS LOAN FINANCE LLC, as a Lender
By:	/S/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director Banking Products Services, US

By:	/S/ Iris R. Otsa
	Name:	Iris R. Otsa
	Title:	Associate Director Banking Products Services, US

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

CITY NATIONAL BANK, a national banking association, as a Lender
By:	/S/ Xavier Barrera
	Name:	Xavier Barrera
	Title:	VP

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

THE NORTHERN TRUST COMPANY, as a Lender
By:	/S/ Paul H. Theiss
	Name:	Paul H. Theiss
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

US BANK NATIONAL ASSOCIATION, as a Lender
By:	/S/ Christopher W. Rupp
	Name:	Christopher W. Rupp
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

BANCA DI ROMA – NEW YORK BRANCH, as a Lender
By:	/S/ Guido Lanzoni
	Name:	Guido Lanzoni
	Title:	Assistant Treasurer

By:	/S/ Luea Balestra
	Name:	Luea Balestra
	Title:	Executive Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

COMPASS BANK, as a Lender
By:	/S/ Key Coker
	Name:	Key Coker
	Title:	Executive Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

MERRILL LYNCH BANK USA, as a Lender
By:	/S/ Louis Alder
	Name:	Louis Alder
	Title:	Director

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

NATEXIS BANQUES POPULAIRES, as a Lender
By:	/S/ Marie-Edith Dugeny
	Name:	Marie-Edith Dugeny
	Title:	VP Real Estate Assis. Manager

By:	/S/ Guillaume de Parscau
	Name:	Guillaume de Parscau
	Title:	First VP Business Development

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

FIRST HAWAIIN BANK, as a Lender
By:	/S/ Stephen M. Franklin
	Name:	Stephen M. Franklin
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

FIFTH THIRD BANK, as a Lender
By:	/S/ Christopher C. Motley
	Name:	Christopher C. Motley
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

SOCIETE GENERALE, as a Lender
By:	/S/ Kimberly Metzger
	Name:	Kimberly Metzger
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement Between
Centex Corporation,
Bank of America, N.A., as Administrative Agent,
and the Lenders Defined Therein

SCHEDULE 2.1
COMMITMENTS
AND APPLICABLE PERCENTAGES

		Applicable
Lender	Commitment	Percentage
A. Existing Lenders:
Bank of America, N.A.	$195,000,000	9.629629630%
JPMorgan Chase Bank, N.A.	$185,000,000	9.135802469%
Royal Bank of Scotland plc	$185,000,000	9.135802469%
Citicorp North America, Inc.	$185,000,000	9.135802469%
BNP Paribas	$107,500,000	5.308641975%
Calyon New York Branch	$122,500,000	6.049382716%
The Bank of Tokyo-Mitsubishi, Ltd.	$122,500,000	6.049382716%
Barclays Bank plc	$122,500,000	6.049382716%
Suntrust Bank	$90,000,000	4.444444444%
Lloyds TSB Bank, plc	$90,000,000	4.444444444%
Wachovia Bank, National Association	$90,000,000	4.444444444%
Comerica Bank	$75,000,000	3.703703704%
Washington Mutual Bank, FA	$60,000,000	2.962962963%
PNC Bank, National Association	$50,000,000	2.469135802%
UBS Loan Finance LLC	$50,000,000	2.469135802%
Merrill Lynch Bank USA	$50,000,000	2.469135802%
City National Bank	$30,000,000	1.481481481%
The Northern Trust Company	$30,000,000	1.481481481%
US Bank National Association	$30,000,000	1.481481481%
Banca di Roma – New York Branch	$25,000,000	1.234567901%
Compass Bank	$30,000,000	1.481481481%

		Applicable
Lender	Commitment	Percentage
B. New Lenders:
Fifth Third Bank	$25,000,000	1.234567901%
Natexis Banques Populaires	$35,000,000	1.728395062%
Societe Generale	$25,000,000	1.234567901%
First Hawaiian Bank	$15,000,000	0.740740741%
Total	$2,025,000,000	100.000000000%

SCHEDULE 2.2
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Centex Corporation
2728 North Harwood, 9th Floor
Dallas, Texas 75201
Attention: Ms. Gail M. Peck
Telephone: (214) 981-6473
Telecopier: (214) 981-6858
Electronic Mail: gpeck@centex.com
Website Address: www.centex.com
U.S. Taxpayer Identification Number: 75-0778259
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-05
Dallas, Texas 75202-3714
Attention: Taelitha Harris
Telephone: (214) 209-3645
Telecopier: (214) 290-9644
Electronic Mail: Taelitha.m.harris@bankofamerica.com
Account No.: 1292000883
Account Name: Corporate Credit Services
Ref: Centex Corporation
ABA# 026009593
Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
101 North Tryon Street, 15th Floor
Mail Code: NC1-001-15-14
Charlotte, North Carolina 28255
Attention: Kimberly Crane
Telephone: (704) 387-5451
Telecopier: (704) 409-0901
Electronic Mail: kimberly.crane@bankofamerica.com

BANK OF AMERICA, AS L/C ISSUER:
Bank of America, N.A.
Trade Operations-Los Angeles #22621
1000 West Temple Street
Mail Code: CA9-705-07-05
Los Angeles, California 90012-1514
Attention: Hermann J. Schutterle
Telephone: (213) 481-7826
Facsimile: (213) 580-8441
Electronic Mail: hermann.schutterle@bankofamerica.com

EXHIBIT F
JOINDER AGREEMENT

Re:	Credit Agreement dated July 1, 2005 (as amended from time to time, the “Credit Agreement”), by and among CENTEX CORPORATION, a Nevada corporation (“Borrower”), each Lender from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”). Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.2 of the Credit Agreement, the undersigned hereby (a) agrees to become a “Lender” under the Credit Agreement; and (b) joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement, to the same extent as if the undersigned were an original signatory thereto.
The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby and to become a Subsequent Lender under the Credit Agreement, (ii) it meets all requirements of a Lender under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) it has received a copy of the Credit Agreement, together with copies of the most-recent financial statements delivered pursuant to Section 8.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (iv) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned; and (b) agrees that it will (i) independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
This Joinder Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Joinder Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the ___day of ___, 20___.
LENDER:
___________________, a ______________

By:

Name:
Title:

EXHIBIT G
INCREASE CERTIFICATE

Re:	Credit Agreement dated July 1, 2005 (as amended from time to time, the “Credit Agreement”), by and among CENTEX CORPORATION, a Nevada corporation (“Borrower”), each Lender from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.2 of the Credit Agreement, the undersigned hereby agrees and consents to an increase in its Commitment. After giving effect to such increase, the Commitment of the undersigned will equal $_________.
IN WITNESS WHEREOF, the undersigned has executed this consent as of the ___ day of ___, 20___.
LENDER:
___________________, a ______________

By:

Name:
Title: